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                                                                   Exhibit 23(b)


                              ACCOUNTANTS' CONSENT

The Board of Directors
BancorpSouth, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-3 of BancorpSouth, Inc. of our report dated January 24, 1997, relating to the consolidated balance sheets of BancorpSouth, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the 1996 annual report on Form 10-K of BancorpSouth, Inc.

Our report refers to a change in accounting principles related to the adoption in 1994 of the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities.



                                                     /s/ KPMG Peat Marwick LLP



Memphis, Tennessee
December 19, 1997